UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1 to Form 8-K)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 3, 2019 (December 21, 2018)

SLEEPAID HOLDING CO.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-55446	47-3785730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Rm 10 1/F Wellborne Commercial Centre

8 Java Road

North Point, Hong Kong

(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code: (852) 2806-2312

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). ☐ Yes  ☒ No

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

On December 24, 2018 the Registrant incorrectly stated that it completed an offering of 500,000 shares of its common stock pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. Due to a banking error, this offering was completed on January 3, 2019.

The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering. In addition, the Purchaser represented that they had the necessary investment intent as required by Section 4(2) and agreed to and received a share certificate bearing a legend that stated that the securities were restricted pursuant to Rule 144 of the Securities Act. These shares were issued to one shareholder for total consideration of $5,000.00. These shares were sold on a private placement basis and the Company paid no commission in connection with such sales. All sales were made outside of the United States.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

SLEEPAID HOLDING CO.

Date: January 3, 2019	By:	/s/ Tao Wang
Tao Wang
CEO

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